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                                                                     EXHIBIT 1.1

                                1,820,000 Shares
                              U.S. CONCRETE, INC.
                                  Common Stock



                             Underwriting Agreement



BB&T Capital Markets, a division of
 Scott & Stringfellow, Inc.
909 East Main Street
Richmond, Virginia 23219
                                 July 12, 2001

Dear Sirs:

     U.S. Concrete, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to BB&T Capital Markets, a division of Scott & Stringfellow, Inc. (the "Underwriter") 1,820,000 shares (the "Securities") of Common Stock, $.001 par value per share, of the Company ("Common Stock").

     The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Registration No. 333-42860) under the Securities Act of 1933, as amended (the "1933 Act"), relating to certain of its debt securities, preferred stock, common stock and warrants and the offering thereof from time to time in accordance with Rule 415 under the 1933 Act. The registration statement has been declared effective by the Commission. In connection with the transactions contemplated by this Underwriting Agreement (this "Agreement"), a prospectus supplement reflecting the terms of the Securities, the terms of the offering thereof and other matters set forth therein has been prepared and will be filed pursuant to Rule 424 under the 1933 Act. Such prospectus supplement, in the form first filed after the date hereof pursuant to Rule 424, is herein referred to as the "Prospectus Supplement." Such registration statement as amended at the date hereof, including the exhibits thereto and the documents incorporated by reference therein, is hereinafter referred to as the "Registration Statement" and the basic prospectus included in the Registration Statement, as supplemented by the Prospectus Supplement, is herein called the "Prospectus," except that, if such basic prospectus is amended or supplemented on or prior to the date on which the

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Prospectus Supplement is first filed pursuant to Rule 424, the term "Prospectus"
shall refer to the basic prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement, in either case including the documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder (the "Exchange Act Regulations"), that are incorporated by reference therein.

     All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act which is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.


     1.  REPRESENTATIONS AND WARRANTIES.

     The Company represents and warrants to, and agrees with the Underwriter that:

        (a) The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. On the original effective date of the Registration Statement, on the effective date of the most recent post-effective amendment thereto, if any, and on the date of the filing by the Company of any annual report on Form 10-K after the original filing of the Registration Statement, the Registration Statement complied in all material respects with the applicable requirements of the 1933 Act and the rules and regulations of the Commission thereunder (the "1933 Act Regulations"), and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; on the date of the Prospectus Supplement and at the Delivery Date (as defined below), (A) the Registration Statement, and any amendments and supplements thereto filed on or prior to the Delivery Date, comply and will comply in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Regulations and (B) neither the Prospectus nor any amendment or supplement thereto includes or will include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use in the Registration Statement or the Prospectus;

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        Each Prospectus and Prospectus Supplement filed as part of the
Registration Statement, as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each Prospectus and Prospectus Supplement delivered to the Underwriter for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T;

        (b) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act, at the time they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder (the "Exchange Act Regulations"), as applicable, and, when read together and with the other information in the Prospectus at the time the Registration Statement became effective, at the time the Prospectuses were issued and at the Delivery Date, as the case may be, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

        (c) Schedule I hereto lists all the Company's subsidiaries as of the date hereof (the "Subsidiaries"). None of the Company or any of the Subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or expressly contemplated in the Prospectus, except for any such loss or interference that would not, singly or in the aggregate, have a material adverse effect on the business, properties, financial condition or results of operations of the Company and the Subsidiaries, taken as a whole (a "Material Adverse Effect"); the subsidiaries designated on Schedule I by an asterisk represent all of the subsidiaries that would be "significant subsidiaries" of the Company, as that term is defined in
Section 1-02(w) of the Commission's Regulation S-X, substituting 5 percent for 10 percent each place it appears therein;

        (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise set forth or expressly contemplated therein, (i) there has not been any material change in the capital stock or increase in the long term debt of the Company or the Subsidiaries, respectively, or any material adverse change, or any development involving a prospective material adverse change, in the business, properties, operations, financial position, stockholders' equity or results of operations of the Company and the Subsidiaries taken as a whole and (ii) there have been no transactions entered into by the Company or the Subsidiaries, other than transactions entered into in the ordinary course of business, that are material with respect to the Company and the Subsidiaries taken as a whole;

        (e) The Company and the Subsidiaries have good and indefeasible title to all real property and good and marketable title to all personal property reflected as owned by them, respectively, in the financial statements referred to in Section 1(r) below (or elsewhere in the Prospectus), in each case free and clear of all liens, encumbrances and defects except such as are

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described in the Prospectus or such as would not, singly or in the aggregate, result in a Material Adverse Effect; and any real property and buildings reflected as being held under lease by the Company and the Subsidiaries, respectively, in the financial statements referred to in Section 1(t) below (or elsewhere in the Prospectus) are held by them under valid, subsisting and enforceable leases with such exceptions as are described in the Prospectus or as would not, singly or in the aggregate, result in a Material Adverse Effect;

        (f) The Company and the Subsidiaries have been duly incorporated or formed and are validly existing as corporations or limited partnerships, as the case may be, in good standing under the laws of their respective jurisdictions of incorporation or formation, with the requisite corporate or partnership power and authority to own or lease their respective properties and conduct their respective businesses as described in the Prospectus; and each has been duly qualified as a foreign corporation or limited partnership, as the case may be, for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to so qualify would not result in a Material Adverse Effect; and each of the Company and the Subsidiaries holds all licenses, certificates, authorizations and permits from governmental authorities (collectively, the "Permits"), necessary for the conduct of its business as described in the Prospectus, except where failure to hold any such Permit would not, singly or in the aggregate, result in a Material Adverse Effect;

        (g) The Company has an authorized capitalization as set forth in the Prospectus; all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and conform in all material respects to the description of the capital stock of the Company contained in the Prospectus; except as described in the Prospectus there are no preemptive or other rights to subscribe for or to purchase any securities of the Company under the Certificate of Incorporation of the Company or under Delaware law; except as described in the Prospectus, there are no warrants, options or other rights to purchase any securities of the Company which have been granted by the Company, other than options granted under the Company's existing incentive plans to directors, officers and employees of the Company in the ordinary course of business;

        (h) All outstanding shares of capital stock of the Subsidiaries are duly authorized and validly issued and are fully paid and non-assessable and, except as described in the Prospectus, are owned, directly or indirectly, by the Company free and clear of any perfected security interest and any other security interests, claims, liens or encumbrances other than security interests, claims, liens or encumbrances under or required by the Company's Amended and Restated Credit Agreement, effective March 31, 2001, as amended, or as would not, singly or in the aggregate, have a Material Adverse Effect; and, other than the Subsidiaries, the Company does not own or control, directly or indirectly, any corporation, association or other entity;

        (i) The Securities have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company against payment therefor as provided herein, will be validly issued, fully paid and nonassessable and will conform in all material respects to the description of the Securities contained in the Prospectus;

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        (j) The issuance and sale of the Securities by the Company and the performance of this Agreement and the consummation by the Company of the other transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate or Articles of Incorporation or Bylaws of the Company or any of the Subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties, except for any such conflicts, breaches, violations, defaults, liens, charges or encumbrances as would not, singly or in the aggregate, result in a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, except for (i) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under the 1933 Act and the 1933 Act Regulations, the Exchange Act and the Exchange Act Regulations, under state securities or Blue Sky laws, and under the rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution of the Securities by the Underwriter and (ii) such consents, approvals, authorizations, orders, registrations or qualifications as to which the failure to obtain would not, singly or in the aggregate, result in a Material Adverse Effect;

        (k) None of the Company or any of the Subsidiaries is in violation of its respective charter, by-laws or other organizational document or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and the Subsidiaries, taken as a whole, to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or their respective property is bound, except for such violations or defaults as would not, singly or in the aggregate, result in a Material Adverse Effect;

        (l) Except as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of the Subsidiaries is a party or of which any of their respective property or assets is subject, which, if determined adversely to the Company or the Subsidiaries, would individually or in the aggregate, have a Material Adverse Effect and to the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or by others;

        (m) None of the Company or any of the Subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), except for such violations that would not, singly or in the aggregate, have a Material Adverse Effect;

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        (n) Each of the Company and the Subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each an "Authorization") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect; each Authorization that is material to the business or operations of the Company and the Subsidiaries taken as a whole (each, a "Material Authorization") is valid and in full force and effect and each of the Company and the Subsidiaries is in compliance, in all material respects, with all the terms and conditions thereof and with the applicable rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow revocation, suspension or termination of any such Material Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Material Authorization; and none of the Authorizations contain restrictions that are burdensome, in any material respect, to the Company and the Subsidiaries taken as a whole;

        (o) Except as described in or contemplated by the Prospectus, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect;

        (p) Arthur Andersen LLP, which has certified certain financial statements of the Company, are independent public accountants within the meaning of the 1933 Act and the 1933 Act Regulations;

        (q) All employee benefit plans established, maintained or contributed to by the Company or any of the Subsidiaries comply in all material respects with all applicable requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and no such plan has incurred or assumed an "accumulated funding deficiency" within the meaning of Section 302 of ERISA or has incurred or assumed any material liability to the Pension Benefit Guaranty Corporation;

        (r) The historical financial statements of the Company, together with related notes, as set forth or incorporated by reference in the Registration Statement and Prospectus (and any supplement or amendment thereto) present fairly in all material respects the financial position and the results of operations of the Company at the indicated dates and for the indicated periods, all in accordance with generally accepted accounting principles, consistently applied throughout the periods presented except as noted in such financial statements and the notes thereto (and except, in the case of interim financial statements, for the exclusion of adjustments customarily made at year end); and the selected financial information included in the Prospectus presents fairly the information shown therein and has been compiled on a basis consistent with the financial statements presented therein; and the other historical financial and statistical

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information and data respecting the Company set forth or incorporated by reference in the Registration Statement and the Prospectus (and any amendment and supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company, as applicable. No other financial statements or supporting schedules, other than the Financial Data Schedule required by Item 601(c) of Regulation S-K under the Securities Act, are required to be included or incorporated by reference in the Registration Statement. As of the date of the Prospectus, neither the Company nor any of the Subsidiaries is engaged in substantive discussions with any third party with respect to, or obligated to complete, any acquisitions for which disclosure of pro forma financial information in the Prospectus is required by the 1933 Act;

        (s) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

        (t) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings (the relevant provisions of which have not been waived) between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement;

        (u) The Company and the Subsidiaries have filed all material federal, state, local and foreign income and franchise tax returns that have been required to be filed (or have properly requested extensions with respect thereto) other than those filings being contested in good faith, and have paid, or made adequate reserves for, all taxes indicated by said returns and all assessments received by them to the extent that such taxes have become due and are not being contested in good faith, except where the failure to do so would not, singly or in the aggregate, result in a Material Adverse Effect;

        (v) Each certificate signed by any officer of the Company and delivered to the Underwriter or counsel for the Underwriter on the Delivery Date shall be deemed to be a representation and warranty by the Company to the Underwriter as to the matters covered thereby;

        (w) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of the Subsidiaries (i) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not have a Material Adverse Effect;

        (x) There is no (i) significant unfair labor practice complaint, grievance or arbitration proceeding pending or threatened against the Company or any of the Subsidiaries

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before the National Labor Relations Board or any state or local labor relations board, (ii) strike, labor dispute, slowdown or stoppage pending or threatened against the Company or any of the Subsidiaries or (iii) union representation question existing with respect to the employees of the Company or any of the Subsidiaries, except for such actions specified in clause (i), (ii) or (iii) above, which, singly or in the aggregate, would not have a Material Adverse Effect;

        (y) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) its transactions and those of its subsidiaries are executed in accordance with management's general or specific authorizations; (ii) its transactions and those of its subsidiaries are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to its assets and those of its subsidiaries is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for its assets and those of its subsidiaries is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

        (z) No relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of the Subsidiaries, on the other hand, that is required by the 1933 Act or by the rules and regulations thereunder to be described in the Registration Statement and the Prospectus which is not so described;

        (aa) None of the Company or any of the Subsidiaries have taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities;

        (bb) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as that enforceability may be subject to the effect of (i) any applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally, (ii) general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law) and (iii) any implied covenant of good faith or fair dealing, and except as rights to indemnity and contribution hereunder may be limited by federal or state law; and

        (cc) The Securities have been approved for inclusion on the Nasdaq National Market, subject to notice of issuance and compliance with certain requirements of The Nasdaq Stock Market, Inc.

    2.  PURCHASE AND SALE OF THE SECURITIES.

        (a) Subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at a purchase price per share of $7.60, the Securities.

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        (b) Except as provided in this Section 2(b), the Company hereby agrees not to directly or indirectly, offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option right or warrant for the purchase of, or otherwise dispose of or transfer any shares of common stock or any securities convertible into or exchangeable or exercisable for Common Stock, except to the Underwriter pursuant to this Agreement, for a period of 90 days after the date of the Prospectus without the prior written consent of the Underwriter. During such period (i) the Company may offer and issue shares of Common Stock in connection with acquisitions after the thirtieth day following the date of the Prospectus, (ii) the Company may grant stock options and issue shares of Common Stock on the exercise of stock options pursuant to the Company's existing incentive plans and may issue shares of Common Stock pursuant to its existing employee stock purchase plan and (iii) the Company may issue shares of Common Stock upon the exercise of any option or warrant or the conversion of any convertible security outstanding on the date hereof. The Company also agrees not to amend the provisions of any agreement between it and any third party restricting the right of that third party to transfer shares of Common Stock, or to waive the provisions thereof or give its consent to any transfer of Common Stock thereunder, for a period of 60 days after the date of the Prospectus without the prior written consent of the Underwriter. The Company shall, prior to or concurrently with the execution of this Agreement, deliver to the Underwriter agreements executed by each of the directors and executive officers of the Company substantially in the form attached hereto as Annex I.


     3.  OFFERING BY THE UNDERWRITER.

     Upon authorization by you of the release of the Securities, the Underwriter proposes to offer the Securities for sale to the public upon the terms and conditions set forth in the Prospectus.


     4.  DELIVERY AND PAYMENT.

     The Securities will be issued in book-entry form. The Company shall deposit a global certificate representing the Securities with the Depositary Trust Company ("DTC"), or its designated custodian, at the Delivery Date (as defined below). The Company will deliver the global certificate to the Underwriter by causing DTC to credit the Securities to the account of the Underwriter at DTC, against payment of the purchase price therefor to the Company by the Underwriter by wire transfer in immediately available funds. The date of such delivery and payment shall be July 18, 2001, or at such other date as the Underwriter and the Company may agree upon in writing. Such date for delivery of the Securities is herein called the "Delivery Date." The time and location of the closing of the purchase and sale of the Securities shall be 8:00 a.m., Houston time, at the offices of Baker Botts L.L.P., 3000 One Shell Plaza, 910 Louisiana, Houston, Texas (or such other time and place as may be agreed to by the Company and the Underwriter).

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     5.  AGREEMENTS OF THE COMPANY.

     The Company agrees with the Underwriter that:

        (a) No later than the second business day following the execution of this Agreement, the Company will prepare a Prospectus Supplement that complies with the 1933 Act and the 1933 Act Regulations and that sets forth the principal amount of the Securities and their terms, the name of the Underwriter participating in the offering and the principal amount of the Securities that the Underwriter has agreed to purchase, the price at which the Securities are to be purchased by the Underwriter from the Company, any initial public offering price, any selling concession and reallowance and any delayed delivery arrangements, and such other information as the Underwriter and the Company deem appropriate in connection with the offering of the Securities. The Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424 under the 1933 Act and will furnish to the Underwriter as many copies of the Prospectus as the Underwriter shall reasonably request;

        (b) The Company will comply with the 1933 Act and the 1933 Act Regulations and the Exchange Act and the Exchange Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and the Prospectus;

        (c) During the period when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, the Company will, subject to Section 5(d) hereof, file promptly all documents required to be filed with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act;

        (d) During the period when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, the Company will inform the Underwriter of its intention to file any amendment to the Registration Statement, any supplement to the Prospectus or any document that would as a result thereof be incorporated by reference in the Prospectus; will furnish the Underwriter with copies of any such amendment, supplement or other document a reasonable time in advance of filing; and will not file any such amendment, supplement or other document in a form to which the Underwriter or its counsel shall reasonably object;

        (e) During the period when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, the Company will notify the Underwriter immediately, and confirm the notice in writing, (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the mailing or the delivery to the Commission for filing of any supplement to the Prospectus or any document that would as a result thereof be incorporated by reference in the Prospectus, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus or the Prospectus Supplement, (iv) of any request by the Commission for any amendment to the Registration Statement or any supplement to the Prospectus or for additional information relating thereto or to any document incorporated by reference in the Prospectus and (v) of the issuance by the Commission of any stop order

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suspending the effectiveness of the Registration Statement or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the institution or threatening of any proceeding for any of such purposes. The Company will use every reasonable effort to prevent the issuance of any such stop order or of any order suspending such qualification and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment;

        (f) Promptly from time to time to take such actions as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you have requested and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation;

        (g) To furnish the Underwriter with copies of the Registration Statement and the Prospectus in such quantities as you may from time to time reasonably request during such period following the date hereof as a prospectus is required to be delivered in connection with offers or sales of Securities, and, if the delivery of a prospectus is required and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the 1933 Act, to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law, and to notify you and upon your request furnish without charge to the Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of such amended Prospectus or supplement to the Prospectus;

        (h) As soon as practicable, but not later than the Availability Date (as defined below), to make generally available to its security holders and deliver to you an earnings statement of the Company (which need not be audited) covering a period of at least 12 months beginning after the effective date of the Registration Statement which will satisfy the provisions of Section 11(a) of the 1933 Act (for the purpose of this subsection 5(h) only, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes the effective date of the Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter);

        (i) To apply the net proceeds from the sale of the Securities for the purposes set forth in the Prospectus;

        (j) To use its best efforts to list, subject to notice of issuance, the Securities on the Nasdaq National Market; and

        (k) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Delivery Date and to satisfy all conditions precedent to the delivery of the Securities.

     6.  PAYMENT OF EXPENSES.

     The Company agrees with the Underwriter that the Company will pay or cause to be paid the following, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Securities under the 1933 Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers; (ii) the cost of printing or reproducing this Agreement and any other documents in connection with the offering, purchase, sale and delivery of the Securities;
(iii) all expenses in connection with the qualification, if required, of the Securities for offering and sale under state securities laws as provided in
Section 5(f) hereof, including the reasonable fees and disbursements of counsel for the Underwriter in connection with any such required qualification; (iv) the filing fees incident to securing any required review by the NASD of the terms of the sale of the Securities; (v) the cost of preparing stock certificates; (vi) the costs or expenses of any transfer agent or registrar with respect to the Securities; (vii) all fees relating to the inclusion of the Securities on the Nasdaq National Market; and (viii) all other costs and expenses incident to the performance of the Company's obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that except as provided in this Section 6, Section 8 and Section 11 hereof, the Underwriter will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.


     7.  CONDITIONS TO OBLIGATIONS OF THE UNDERWRITER.

     The obligations of the Underwriter hereunder, as to the Securities to be delivered at the Delivery Date, shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company are, at and as of the date hereof and the Delivery Date, true and correct in all material respects and the condition that the Company shall have performed in all material respects all of its obligations hereunder theretofore to be performed, and the following additional conditions:

        (a) The Registration Statement is effective; if the filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, or any such supplement, will be filed in the manner and within the time period required by Rule 424(b); no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceeding for that purpose shall be pending before or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

        (b) On the Delivery Date, Hunton & Williams, counsel for the Underwriter, shall have furnished to you their written opinion, dated such date, with respect to the incorporation of the Company, the validity of the Securities being issued on the Delivery Date, the Registration Statement, the Prospectus, and other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

        (c) On the Delivery Date, the Vice President, General Counsel and Corporate Secretary of the Company shall have furnished to you his written opinion, dated such date, substantially in the form attached hereto as Annex II;

        (d) On the Delivery Date, Baker Botts L.L.P., counsel for the Company shall have furnished to you their written opinion, dated such date, substantially in the form attached hereto as Annex III;

        (e) On the date of this Agreement and also at the Delivery Date, Arthur Andersen LLP shall have furnished to you a letter in each case, dated the date of delivery thereof, in form and substance reasonably satisfactory to you, to the effect set forth in Annex IV hereto;

        (f) (i) Neither the Company nor the Subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or expressly contemplated in the Prospectus, except for any such loss or interference that would not, singly or in the aggregate, result in a Material Adverse Effect, and (ii) since the respective dates as of which information is given or incorporated by reference in the Prospectus there shall not have been any change in the capital stock or increase in the long-term debt of the Company or the Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in the business, properties, operations, financial position, stockholders' equity or results of operations of the Company and the Subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or
(ii), is in your reasonable judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being issued at the Delivery Date on the terms and in the manner contemplated by the Prospectus;

        (g) The Company shall have furnished or caused to be furnished to you the agreements provided for in the last sentence of Section 2(b) hereof.

        (h) The Company shall have furnished or caused to be furnished to you on the Delivery Date, certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of the date hereof and the

Delivery Date as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Delivery Date as to the matters set forth in subsections (a) and (e) of this Section and as to such other matters as you may reasonably request; and

        (i) The Securities shall have been duly approved for inclusion on the Nasdaq National Market, subject to notice of issuance.

     8.  INDEMNIFICATION AND CONTRIBUTION.

        (a) The Company will indemnify and hold harmless the Underwriter, its directors, its officers and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in the Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating, preparing to defend or defending, or appearing as a third party witness in connection with, any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter expressly for use therein.

        (b) The Underwriter will indemnify and hold harmless the Company, each of its directors and officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer or controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement or Prospectus or any such amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating, preparing to defend or defending, or appearing as a third party witness in connection with, any such action or claim as such expenses are incurred. The Company acknowledges that for purposes of this Agreement the last sentence on the front cover page of the Prospectus and the statements set forth in the first through third paragraphs and the seventh through ninth paragraphs in the Prospectus under the heading "Underwriting" constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in the Prospectus, and you confirm, as the Underwriter, that such statements are correct.

        (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection, unless and to the extent that such indemnifying party did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights or defenses. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall elect, jointly with any other indemnifying party similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that representation of such indemnified party and the indemnifying party would present such counsel with a conflict of interest under applicable standards of professional conduct due to actual or potential differing interests between them or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. It is understood that the indemnifying party shall, in connection with any such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm or attorneys together with appropriate local counsel at any time for all indemnified parties not having actual or potential differing interests with any indemnified party. Upon receipt of notice from the indemnifying party to such indemnified party of the indemnifying party's election so to appoint counsel to defend such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable for any settlement entered into without its consent and will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). Notwithstanding the immediately preceding sentence and the third preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

        (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other, in connection with the offering of the Securities pursuant to this Agreement, shall be deemed to be in the same respective proportions as the total net proceeds from the offering (after deducting the underwriting discount, but before deducting expenses) received by the Company bear to the total underwriting discounts received by the Underwriter, in each case as set forth on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriter on the other shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriter on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection
(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee and agent of the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act; and the obligations of the Underwriter under this Section 8 shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act.

     9. REPRESENTATIONS AND WARRANTIES TO SURVIVE DELIVERY.

     The respective indemnities, agreements, representations, warranties and other statements of the Company and the Underwriter, as set forth in this Agreement or made by them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriter or any controlling person of the Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.


     10. TERMINATION AND PAYMENT OF EXPENSES.

        (a) This Agreement shall be subject to termination in your absolute discretion, by notice given to the Company prior to the delivery of any payment for the Securities, if prior to such time there shall have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the Nasdaq National Market; (ii) a general moratorium on commercial banking activities in New York or Virginia declared by federal, New York State or Virginia authorities; or (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if any such event specified in this clause (iii) would have such a materially adverse effect, in your judgment, as to make it impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus; or (iv) such a material adverse change in general economic, political, financial or international conditions affecting financial markets in the United States having a material adverse impact on trading prices of securities in general, as, in your judgment, makes it impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

        (b) If this Agreement shall be terminated pursuant to this Section 10, the Company shall not then be under any liability to the Underwriter except as provided in Section 6 and Section 8 hereof; but if for any other reason the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriter set forth in Section 7 hereof is not satisfied, because of any termination pursuant to this Section 10 or because of any refusal, inability or failure on the part of the Company to perform any agreements herein or comply with the provisions hereof other than by reason of a default by the Underwriter, the Company will be responsible for and will reimburse the Underwriter upon demand for all out-of-pocket expenses, including reasonable fees and disbursements of counsel, reasonably incurred by the Underwriter in connection with the proposed purchase, sale and delivery of the Securities. Nothing in this Section 10 shall be deemed to relieve the Underwriter of its liability, if any, to the Company for damages occasioned by its default hereunder.

     11. NOTICES.

     All statements, requests, notices and agreements hereunder shall be in writing or by telegram or facsimile if promptly confirmed in writing, and if to the Underwriter shall be sufficient in all respects if delivered or sent by mail, telegram or facsimile transmission to: Scott & Stringfellow, Inc., 909 East Main Street, Richmond, Virginia 23219, Attention: Corporate Finance Department, Telecopy: (804) 649-2615; and if to the Company shall be sufficient in all respects if delivered or sent by mail, telegram or facsimile transmission to: U. S. Concrete, Inc., 2925 Briarpark, Suite 500, Houston, Texas 77042,
Attention: Michael W. Harlan, Telecopy: (713) 499-6205, with a copy to Baker Botts L.L.P., Attention: Ted Paris, 3000 One Shell Plaza, 910 Louisiana, Houston, Texas 77002, Telecopy: (713) 229-1522. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.


     12. SUCCESSORS.

     This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriter and the Company and, to the extent provided in Sections 8 and 9 hereof, the officers and directors of the Company, the officers and directors, employees and agents of the Underwriter and each person who controls the Company or the Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from the Underwriter shall be deemed a successor or assign by reason merely of such purchase.


     13. TIME OF THE ESSENCE.

     Time shall be of the essence in the performance under this Agreement.


     14. BUSINESS DAY.

     As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

     15. APPLICABLE LAW.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflicts of laws provisions.


     16. CAPTIONS.

     The captions included in this Agreement are included solely for convenience of reference and shall not be deemed to be a part of this Agreement.


     17. COUNTERPARTS.

     This Agreement may be executed by any one or more of the parties in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement among the Underwriter and the Company.

                              Very truly yours,

                              U.S. CONCRETE, INC.

                              By: /s/ EUGENE P. MARTINEAU
                                  Name: Eugene P. Martineau
                                  Title: President and Chief Executive Officer

Accepted as of the date hereof
at Richmond, Virginia:

BB&T CAPITAL MARKETS, A DIVISION OF
SCOTT & STRINGFELLOW, INC.

By: /s/ FRANK F. MOUNTCASTLE, III
Name: Frank F. Mountcastle, III
Title:  Managing Director

                                   SCHEDULE I

                                  Subsidiaries

Subsidiaries of U.S. Concrete, Inc.
-----------------------------------

AFTM Corporation*

American Concrete Products, Inc.

Atlas-Tuck Concrete, Inc.

B.W.B., Inc. of Michigan

Beall Concrete Enterprises, Ltd.*

Beall Industries, Inc.

Beall Investment Corporation, Inc.

Beall Management, Inc.

Carrier Excavation and Foundation Company

Central Concrete, Corp.

Central Concrete Supply Co., Inc.*

Central Precast Concrete, Inc.*

Concrete XX Acquisition, Inc.*

Concrete XXII Acquisition, Inc.

Concrete XXIII Acquisition, Inc.

Concrete XXVIII Acquisition, Inc.

Concrete XXIX Acquisition, Inc.

Concrete XXX Acquisition, Inc.

Corden, Inc.

Cornillie Fuel & Supply, Inc.

Cornillie Leasing, Inc.

Dencor, Inc.

DYNA, Inc.

Eastern Concrete Materials, Inc.*

E.B. Metzen, Inc.

Fendt Transit Mix, Inc.*

Hunter Equipment Company*

Olive Branch Ready Mix, Inc.

Opportunity Concrete Corporation*

                                   SCHEDULE I

Premix Concrete Corp.

Ready Mix Concrete Company of Knoxville

San Diego Precast Concrete, Inc.

Sierra Precast, Inc.

Smith Pre-cast, Inc.

Superior Materials Company, Inc.*

Superior Redi-Mix, Inc.*

USC GP, Inc.

USC LP, Inc.

USC Management Co., L.P.

USC Midsouth, Inc.

__________________

  * Denotes "Significant Subsidiary" as that term is defined in Section 1-02(w) of the Commission's Regulation S-X, substituting 5 percent for 10 percent each place it appears therein.

                                    ANNEX I

                           Form of Lock-Up Agreement
                           -------------------------



BB&T Capital Markets,
     a division of Scott & Stringfellow, Inc.
909 E. Main Street
Richmond, Virginia 23219
RE:  U.S. Concrete, Inc. (the "Company")

Ladies & Gentlemen:

     The undersigned is an owner of record or beneficially of certain shares of Common Stock of the Company, par value $0.001 per share ("Common Stock"), or securities convertible into or exchangeable or exercisable for Common Stock. The Company proposes to carry out a public offering of Common Stock (the "Offering") for which you will act as the underwriter (the "Underwriter"). The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that you are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering.

     In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not offer to sell, contract to sell, or otherwise sell, dispose of, loan or grant any rights with respect to (collectively, a "Disposition") any shares of Common Stock, any options or warrants to purchase any shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock (collectively, "Securities") now owned or hereafter acquired directly by such person or with respect to which such person has or hereafter acquires the power of disposition, otherwise than (i) as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by this restriction,
(ii) as a distribution to partners or shareholders of such person, provided that the distributees thereof agree in writing to be bound by the terms of this restriction, (iii) with respect to Dispositions of Common Stock acquired on the open market or (iv) with the prior written consent of the Underwriter, for a period of 60 days after the date of the Prospectus Supplement related to the Offering (the "Lock-Up Period"). The foregoing restriction has been expressly agreed to by the undersigned so as to preclude the undersigned from engaging in any hedging or other transaction that is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-up Period, even if such Securities would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that included, relates to or derives any significant part of its value from Securities. Notwithstanding the foregoing, nothing in this agreement shall prohibit or otherwise restrict the undersigned from entering into bona fide borrowing or loan transactions and, in connection therewith, pledging Securities (now owned or hereafter acquired directly by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition) as collateral for the borrowing or loan transactions. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock or Securities held by the undersigned except in compliance with the foregoing restrictions.

     This agreement is irrevocable by the undersigned and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

     Dated:__________________________



                                         -----------------------------
                                             Printed Name of Holder



                                         -----------------------------
                                                   Signature

                                    ANNEX II

      [Letterhead of Donald Wayne, General Counsel of U.S. Concrete, Inc.]

                                 July 18, 2001

BB&T Capital Markets, a division of
 Scott & Stringfellow, Inc.
909 East Main Street
Richmond, Virginia 23219

                              U.S. Concrete, Inc.
                                 Common Stock

Ladies and Gentlemen:

          This opinion is being furnished pursuant to Section 7(c) of the Underwriting Agreement dated July 12, 2001 (the "Underwriting Agreement") between U.S. Concrete, Inc., a Delaware corporation (the "Company"), and BB&T Capital Markets, a division of Scott & Stringfellow, Inc. (the "Underwriter"), relating to the issuance and sale to the Underwriter by the Company of 1,820,000 shares (the "Shares") of the Company's common stock, par value $0.001 per share ("Common Stock"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Underwriting Agreement.

          The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Registration No. 333-42860) relating to the registration under the Securities Act of 1933, as amended, and the offering thereof from time to time in accordance with the rules and regulations of the Commission thereunder (collectively, the 1933 Act"), of securities of the Company, including the Shares. That registration statement, as amended at the time it became effective, including all documents filed as part thereof or incorporated by reference therein, is hereinafter referred to as the "Registration Statement," and the Company's prospectus dated August 23, 2000, together with the Company's prospectus supplement dated July 12, 2001, each as filed with the Commission pursuant to Rule 424(b) under the 1933 Act, including all documents incorporated by reference therein, are hereinafter collectively referred to as the "Prospectus."

          I am the Vice President, General Counsel and Corporate Secretary of the Company. In such capacity, I have examined the originals, or copies certified or otherwise identified, of the restated certificate of incorporation and bylaws, each as amended to date, of the Company, the Registration Statement, the Prospectus, the Underwriting Agreement, corporate records of the Company, including minute books of the Company, certificates of public officials and of representatives of the Company, oral representations of the Company's employees, statutes and other instruments and documents, as a basis for the opinions hereinafter expressed. In giving these opinions, I have relied on statements of representatives of the Company with respect to the accuracy of all factual matters, and I have assumed that all signatures on documents examined by me are genuine, all documents submitted to me as originals are authentic, all documents submitted to me as certified or photostatic copies conform to the original copies of those documents and those original copies are authentic.

     On the basis of the foregoing and subject to the limitations and assumptions set forth herein, I am of the following opinions:

     1. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware and has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.

     2. The authorized capital stock of the Company is comprised of 60,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $0.001 per share ("Preferred Stock"). No shares of Preferred Stock have been issued. Before giving effect to the issuance of the Shares, _________ shares of Common Stock have been issued and are outstanding and constitute all the issued and outstanding shares of capital stock of the Company.

     3. All the outstanding shares of capital stock of the Company have been duly authorized and validly issued, and are fully paid, nonassessable and, to my knowledge, not subject to any preemptive or similar rights.

     4. To my knowledge, except as disclosed in the Prospectus, no default exists in the performance or observance by the Company of any material agreement, lease or other instrument that is filed as an exhibit to the Registration Statement.

     5. Except as described in or contemplated by the Prospectus and except for stock options granted pursuant to the Company's incentive plans and shares of Common Stock issuable under the Company's employee stock purchase plan, I do not know of any outstanding option, warrant or other right calling for the issuance of, and I do not know of any existing commitment, plan or arrangement to issue, any share of capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company; and, except as described in the Prospectus, I do not know of any holder of any securities of the Company or any other person who has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares.

     6. To my knowledge, there are no contracts, agreements or understandings between the Company and any person granting that person the right to require the Company to include securities with the Shares to be sold pursuant to the Prospectus Supplement (other than those contracts, agreements or understandings the relevant provisions of which have been waived).

     7. All the outstanding shares of capital stock of each of the Subsidiaries are owned by the Company, directly or indirectly through one or more Subsidiaries, to my knowledge free and clear of any perfected security interest other than that granted pursuant to the Amended and Restated Credit Agreement dated as of February 9, 2000, among the Company, the Guarantors named therein, the Lenders named therein, Chase Bank of Texas, National Association, as administrative agent, Bankers Trust Company, as syndication agent, First Union National Bank, as documentation agent, Bank One, Texas, NA, Branch Banking & Trust Company, Credit Lyonnais New York Branch and The Bank of Nova Scotia, as co-managing agents and Chase

Bank of Texas, N.A., as the Administrative Agent, and Chase Securities, Inc., as sole book manager and lead arranger, as amended.

          I have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and your representatives at which the contents of the Registration Statement and the Prospectus and related matters were discussed. Although I have not undertaken to determine independently, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, I advise you that, on the basis of the foregoing (relying as to materiality to a large extent on statements and other representations of officers and other representatives of the Company), no facts have come to my attention that lead me to believe that the Registration Statement (other than (a) the financial statements (including the notes thereto and the auditors' reports thereon) included or incorporated by reference therein or omitted therefrom and (b) the other accounting, financial and statistical information contained or incorporated by reference therein or omitted therefrom, as to which I have not been asked to comment, and it being understood that I am making no statement as to the accuracy of any statement or representation in any exhibit to the Registration Statement), as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading or that the Prospectus (other than (a) the financial statements (including the notes thereto and the auditors' reports thereon) included or incorporated by reference therein or omitted therefrom and (b) the other accounting, financial and statistical information contained or incorporated by reference therein or omitted therefrom, as to which I have not been asked to comment), as of its issue date or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          In the opinions set forth above, phrases such as "to my knowledge" and those with equivalent wording refer to my conscious awareness without any independent investigation.

          I am licensed to practice law only in the State of Texas. The opinions set forth above are limited in all respects to matters of the laws of the State of Texas and the corporation law of the State of Delaware. This opinion is provided in my capacity as General Counsel of the Company and not in my individual capacity as an attorney.

          The opinions set forth above are solely for the benefit of the Underwriter in connection with the transactions consummated on the date hereof pursuant to the Underwriting Agreement and may not be relied on by any other person or for any other purpose.

                              Very truly yours,

                                   ANNEX III

                       [Letterhead of Baker Botts L.L.P.]

                                                                   July 18, 2001


BB&T Capital Markets, a division of
 Scott & Stringfellow, Inc.
909 East Main Street
Richmond, Virginia 23219

                              U.S. CONCRETE, INC.
                                  COMMON STOCK
Ladies and Gentlemen:

     This opinion is being furnished pursuant to Section 7(d) of the Underwriting Agreement dated July 12, 2001 (the "Underwriting Agreement") between U.S. Concrete, Inc., a Delaware corporation (the "Company"), and BB&T Capital Markets, a division of Scott & Stringfellow, Inc. (the "Underwriter"), relating to the issuance and sale to the Underwriter by the Company of 1,820,000 shares (the "Shares") of the Company's common stock, par value $0.001 per share ("Common Stock").

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Registration No. 333-42860) relating to the registration under the Securities Act of 1933, as amended, and the offering thereof from time to time in accordance with the rules and regulations of the Commission thereunder (collectively, the "1933 Act"), of securities of the Company, including the Shares. That registration statement, as amended at the time it became effective, including all documents filed as part thereof or incorporated by reference therein, is hereinafter referred to as the "Registration Statement," and the Company's prospectus dated August 23, 2000, together with the Company's prospectus supplement dated July 12, 2001, each as filed with the Commission pursuant to Rule 424(b) under the 1933 Act, including all documents incorporated by reference therein, are hereinafter collectively referred to as the "Prospectus."

     We have examined the originals, or copies certified or otherwise identified, of the restated certificate of incorporation and bylaws, each as amended to date, of the Company (the "Charter Documents"), the Registration Statement, the Prospectus, the Underwriting Agreement, corporate records of the Company, including minute books of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents, as a basis for the opinions hereinafter expressed. In giving these opinions, we have relied on certificates of officers of the Company with respect to the accuracy of the factual matters contained in those certificates, and we have assumed that all signatures on documents examined by us are genuine, all documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies conform to the original copies of those documents and those original copies are authentic.

     On the basis of the foregoing and subject to the limitations and assumptions set forth herein, we are of the following opinions:

     1. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware and has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus.

     2. The authorized capital stock of the Company is comprised of 60,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $0.001 per share.

     3. The Shares have been duly authorized and, when issued and delivered to the Underwriter against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable and will not have been issued in violation of the preemptive or other similar rights of any holder of any securities of the Company existing under the Charter Documents, the corporation law of the State of Delaware or, to our knowledge, otherwise.

     4. The Registration Statement has become effective under the 1933 Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or threatened by the Commission. Any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b).

     5. The Company has the corporate power and authority to enter into the Underwriting Agreement and to issue, sell and deliver the Shares to be sold by it to the Underwriter as provided in the Underwriting Agreement. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

     6. The execution and delivery of the Underwriting Agreement by the Company, the consummation by the Company of the transactions contemplated by the Underwriting Agreement and the Prospectus (including the issuance, delivery and sale of the Shares pursuant to the Underwriting Agreement) and compliance by the Company with the terms of the Underwriting Agreement (a) do not and will not result in any violation of the Charter Documents and (b) to our knowledge, do not and will not conflict with, result in a breach of any of the terms of, constitute a default under, or result in the creation of any lien, charge or encumbrance on any property or assets of the Company under (i) any agreement, indenture, lease or other instrument (A) to which the Company is a party or by which the Company or any of its properties is bound and (B) which has been described in or filed as an exhibit to the Registration Statement, (ii) any existing applicable law, rule or regulation (other than securities or "blue sky" laws of the various states or other jurisdictions, as to which we have not been asked to comment) or (iii) any judgment, injunction, order or decree known to us of any government, governmental instrumentality or court having jurisdiction over the Company or any of its properties, except, in each case referred to in this clause (b), for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and its subsidiaries taken as a whole.

     7. No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official is required on the part of the Company (except as have been obtained under the 1933 Act, or such as may be required under state or foreign securities or "blue sky" laws governing the purchase and distribution of the Shares) for the valid issuance and sale of the Shares to the Underwriter as contemplated by the Underwriting Agreement.

     8. The Registration Statement and the Prospectus and any supplements or amendments thereto (other than (a) the financial statements (including the notes thereto and the auditors' reports thereon) included or incorporated by reference therein or omitted therefrom, (b) the exhibits included or incorporated by reference therein or omitted therefrom, and (c) the other accounting, financial and statistical information contained or incorporated by reference therein or omitted therefrom, as to which we have not been asked to comment), as of their respective effective or issue dates, appear on their face to have been appropriately responsive in all material respects to the requirements of the 1933 Act.

     9. Each document previously filed pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), and incorporated by reference in the Prospectus, at the time it was filed or last amended (other than (a) the financial statements (including the notes thereto and the auditors' reports thereon) included or incorporated by reference therein or omitted therefrom, (b) the exhibits included or incorporated by reference therein or omitted therefrom, and (c) the other accounting, financial and statistical information contained or incorporated by reference therein or omitted therefrom, as to which we have not been asked to comment), appeared on its face to have been appropriately responsive in all material respects to the requirements of the 1934 Act.

     10. We do not know of (a) any pending or threatened legal or governmental proceedings with respect to the Company that are required to be described in the Prospectus (or any amendment or supplement thereto) and are not described as required or (b) any agreement, contract, indenture, lease or other instrument of a character required to be described or referred to in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement which has not been described or referred to or filed as required.

     11. The Common Stock conforms in all material respects as to legal matters to the description thereof contained in the Prospectus.

     12. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as that term is defined in the Investment Company Act of 1940, as amended.

     We have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and your representatives at which the contents of the Registration Statement and the Prospectus and related matters were discussed. Although we have not undertaken to determine independently, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, we advise you that, on the basis of the foregoing (relying as to materiality to a large extent on statements and other representations of officers and other representatives of the Company), no facts have come to our attention that lead us to believe that the Registration Statement (other than (a) the financial statements (including the notes thereto and the auditors' reports thereon) included or incorporated by reference therein or omitted therefrom and (b) the other accounting, financial and statistical information contained or incorporated by reference therein or omitted therefrom, as to which we have not been asked to comment, and it being understood that we are making no statement as to the accuracy of any statement or representation in any exhibit to the Registration Statement), as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading or that the Prospectus (other than (a) the financial statements (including the notes thereto and the auditors' reports thereon) included or incorporated by reference therein or omitted therefrom and (b) the other accounting, financial and statistical information contained or incorporated by reference therein or omitted therefrom, as to which we have not been asked to comment), as of its issue date or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In the opinions set forth above, phrases such as "to our knowledge," "known to us" and those with equivalent wording refer to the conscious awareness of information by the lawyers of this Firm who have prepared this opinion, signed this letter or been actively involved in assisting and advising the Company in connection with the preparation of the Registration Statement, the Prospectus and the execution and delivery of the Underwriting Agreement, without any independent investigation by any lawyer of this Firm.

     The opinions set forth above are limited in all respects to matters of the laws of the States of New York and Texas, the corporation law of the State of Delaware and applicable federal law.

     The opinions set forth above are solely for the benefit of the Underwriter in connection with the transactions consummated on the date hereof pursuant to the Underwriting Agreement and may not be relied on by any other person or for any other purpose.

                              Very truly yours,

                                    ANNEX IV

                         Arthur Andersen L.L.P. Letter

          Pursuant to Section 7(e) of the Underwriting Agreement, Arthur Andersen LLP shall furnish letters to the Underwriter to the effect that:

          1. They are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the applicable published rules and regulations thereunder;

          2. In their opinion, the consolidated audited financial statements audited by them and included or incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the related published rules and regulations thereunder;

          3. On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the latest unaudited financial statements made available by the Company, inspection of the minute books of the Company and the Subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

          (A) the unaudited consolidated financial statements included or incorporated by reference in the Registration Statement or the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and published rules and regulations thereunder or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included or incorporated by reference in the Registration Statement or Prospectus;

          (B) (i) as of a specified date not more than five calendar days prior to the date of delivery of such letter, there have been any change in the capital stock, any increase in long-term debt of the Company, or any decreases in total assets or stockholders' equity as compared with amounts shown on the most recent consolidated balance sheet included or incorporated by reference in the Registration Statement or Prospectus, and
     (ii) for the period from the date of the most recent financial statements included or incorporated by reference in the Registration Statement or Prospectus to such specified date there were any decreases in the total or per share amounts of net income as compared with the corresponding period in the preceding year, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

          4. In addition to the audit referenced in their report included or incorporated by reference in the Registration Statement and the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information which are derived from the general accounting records of the Company and the Subsidiaries, which appear in any Preliminary Prospectus, the Prospectus, or are incorporated by reference therein, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Underwriter, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and have found them to be in agreement.